Filed Pursuant to Rule 424(b)(3)
Registration No. 333-206992

PROSPECTUS SUPPLEMENT NO. 1
(To Prospectus Dated November 21, 2015)

NEMUS BIOSCIENCE, INC.

Up to 14,804,163 Shares of Common Stock

This prospectus supplement no. 1 supplements the prospectus dated November 21, 2015, relating to the resale by the selling shareholders identified in the prospectus of up to 14,804,163 shares of our common stock, $0.001 par value, including (i) 8,125,000 shares of common stock, which equals 130% of the maximum number of shares of common stock issuable upon the conversion of shares of our Series B convertible preferred stock, par value $0.001 per share ("Preferred Stock") and 6,250,000 shares of common stock issuable upon exercise of the warrants which we sold to investors in a private placement on August 20, 2015, (ii) 187,500 shares of common stock issuable upon exercise of warrants issued to our placement agent and (iii) 241,663 shares of common stock which we sold to investors in a private placement on January 7, 2015.

This prospectus supplement incorporates into our prospectus the information contained in our attached current report on Form 8-K, which was filed with the Securities and Exchange Commission on December 18, 2015.
You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the prospectus.
This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements and amendments thereto.

You should carefully consider matters discussed under the caption “Risk Factors” beginning on page 4 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 18, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

Nemus Bioscience, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626
(Address of principal effective offices)      (Zip Code)

Registrant's telephone number, including area code: (949) 396-0330

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01    Entry into a Material Definitive Agreement.

On December 14, 2015, Nemus Bioscience, Inc. (the “Company”) entered into two license agreements (the “License Agreements”) with the University of Mississippi, School of Pharmacy, or UM, pursuant to which UM granted the Company exclusive, perpetual licenses of all intellectual property related to UM8930, a pro-drug formulation of Cannabidiol, that UM has previously developed, including the right to sublicense, and we have identified target indications for development and commercialization by us.  The two licenses are for delivery of UM8930 through ocular and rectal delivery.  The Company entered into an option for the rights to use UM8930 for delivery by other means not yet agreed upon which is renewable every six months.

We paid UM upfront license fees under each of the two License Agreements. Under each of the two License Agreements, we are also responsible for annual maintenance fees that will be credited against royalties in the current fiscal year, contingent milestone payments upon achievement of development and regulatory milestones and royalties on net sales of licensed products sold for commercial use.  The aggregate milestone payments under the license agreements if the milestones are achieved is $1.4 million and the potential royalty percentage is in the high-single digits. We must also pay to UM a portion of all licensing fees we receive from any sublicensees, subject to a minimum royalty on net sales by such sublicensees. Our royalty obligations apply on a country by country and licensed product by licensed product basis, and end upon the later of the date that no valid claim of a licensed patent covers a licensed product in a given country, or ten years after first commercial sale of such licensed product in such country.

Each of the two licenses continue, unless terminated, until the later of the expiration of the last to expire of the patents or patent applications within the relevant licensed technology or expiration of our payment obligations under the license. UM may terminate the applicable license agreement, effective with the giving of notice, if: (a) we fail to pay any material amount payable to UM under the relevant license agreement and do not cure such failure within 60 days after UM notifies us of such failure, (b) we materially breach any covenant, representation or warranty in the relevant license agreement and do not cure such breach within 60 days after UM notifies us of such breach, (c) we fail to comply in any material respect with the terms of the relevant license and do not cure such noncompliance within 60 days after UM notifies us of such failure, (d) we are subject to a bankruptcy event, (e) we dissolve or cease operations or (f) if after the first commercial sale of a product during the term of the relevant license agreement, we materially fail to make reasonable efforts to commercialize at least one product or fail to keep at least one product on the market after the first commercial sale for a continuous period of 1 year, other than for reasons outside our control. We may terminate each license agreement with sixty days written notice to UM.

The foregoing description of the License Agreements is not complete and is qualified in its entirety by reference to the full text of the License Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this report, and are incorporated by reference herein.

Item 9.01     Financial Statement and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1	License Agreement, dated December 14, 2015, between Nemus and the University of Mississippi, School of Pharmacy†
10.2	License Agreement, dated December 14, 2015, between Nemus and the University of Mississippi, School of Pharmacy†

†	Confidential treatment has been requested with respect to the omitted portions of this Exhibit pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, which portions have been filed separately with the Securities and Exchange Commission.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: December 18, 2015	By:	/s/Elizabeth Berecz
Elizabeth Berecz Chief Financial Officer

3

EXHIBIT 10.1
CONFIDENTIAL

LICENSE AGREEMENT
THIS LICENSE AGREEMENT (“Agreement”) is made as of this December 14, 2015 (“Effective Date”) by and between the UNIVERSITY OF MISSISSIPPI, SCHOOL OF PHARMACY, an educational institution with a principal address at University, Mississippi 38677 (“UM”) and NEMUS, a corporation organized and existing under the laws of California with a principal address 650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626 (“Licensee”).
RECITALS
WHEREAS, UM is the owner of certain patent applications and other technology related to the rectal delivery of prodrugs of Cannabidiol, hereinafter referred to as UM 8930;
WHEREAS, Licensee wishes to acquire certain rights and licenses with respect to UM 8930 in accordance with the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound herby, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
1.1	Unless otherwise provided in this Agreement, the following terms when used with initial capital letters shall have the meanings set forth below:
"Affiliate" means, when used with reference to Licensee, any person directly or indirectly controlling, controlled by or under common control with Licensee.
"Bankruptcy Event" means the person in question becomes insolvent, or voluntary or involuntary proceedings by or against such person are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such person, or proceedings are instituted by or against such person for corporate dissolution of such person, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or such person makes an assignment for the benefit of creditors, or substantially all of the assets of such person are seized or attached in an insolvency-related proceeding and not released within sixty (60) days thereafter.
"Calendar Quarter" means each three-month period, or any portion thereof, beginning on January 1, April 1, July 1 and October 1.
“Calendar Year” means each twelve-month period commencing upon January 1.
"Confidential Information" means (i) the Technical Information, (ii) any other information or material in tangible form that is marked as confidential or proprietary by the furnishing party at the time it is delivered to the receiving party, and (iii) information that is furnished orally if the furnishing party identifies such information as confidential or proprietary when it is disclosed and promptly confirms such designation in writing after such disclosure.
"Effective Date" shall have the meaning set forth on page 1 of this Agreement.
“Federal Government Interest” means the rights of the United States Government and agencies thereof under Public Laws 96_517, 97_256 and 98_620, codified at 35 U.S.C.§§ 200-212, and any regulations issued thereunder, as such statute or regulations may be amended from time to time hereafter.
*** Certain confidential information contained in this document, marked with three asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Field" means all indications for Products administered via ocular delivery.
“Improvements” means any improvement, modification or other refinement, regardless of the patentability thereof to (a) the subject matter of the Licensed Technology that is within the scope of the Patents, or (b) the development, manufacture, use or sale of which, except for the licenses granted herein, would infringe any of the Patents including for patent applications those claims therein treated as if they were issued).
"Licensed Technology" means and includes UM Know-How, the Patents and Improvements related to UM 8930.
“Net Sales” means Licensee’s invoice price or fee, less the following for all Products sold for commercial use or Commercially Used by Licensee or its Affiliates:
(a)            any and all normal and customary trade, prompt payment, cash and quantity discounts, customary allowances actually granted to purchasers of a Product for returns and recalled Product (including in connection with Product withdrawals, expired Product and Product recalls), chargeback and reporting fees paid to wholesalers and other distributors, allowances to end users participating in incentive programs, rebates and other credit adjustments based upon shipping discrepancies and order errors;
(b)            administrative fees to managed health care organizations;
(c)            freight expenses for shipping Product in finished package form (including insurance) to such purchasers, including without limitation the costs of export licenses, shipping, postage and handling charges, if not paid by the purchaser;
(d)            commissions or fees paid to independent sales representatives, brokers, dealers, or distributors;
(e)            any taxes and tariffs or duties paid, absorbed or allowed that are paid on sales of Product in finished package form, (excluding income taxes);
(f)            allocated costs for sales samples of Products, for all Products sold or Commercially Used by Licensee or its Affiliates; and
(g)            Amounts invoiced for Products that are not paid within the required time.
Sales to a Third Party distributor of such Product in any given country shall be considered a sale to a Third Party purchaser for commercial use.  Sale or transfer to an Affiliate or sublicensee for re-sale by such Affiliate or sublicensee shall not be considered a sale for the purpose of this provision, but the resale by such Affiliate or sublicensee to a Third Party for commercial use shall be a sale for such purposes.
Notwithstanding the foregoing, in the event a Product is sold in a country in the Territory as Combination Product, Net Sales of the Combination Product will be calculated as follows:
(i)            If the Product (without such Other Component) and the Other Component(s) contained in the Combination Product each are sold separately in such country, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/(A+B), where A is the average gross selling price in such country of the Product (without such Other Component) sold separately in the same formulation and dosage, and B is the sum of the average gross selling prices in such country of such Other Component(s) sold separately in the same formulation and dosage, during the applicable Calendar Year.

(ii)            If the Product (without such Other Component) is sold independently of the Other Component(s) contained in the Combination Product in such country, but the average gross selling price of such Other Component(s) in such country cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/C where A is the average gross selling price in such country of such Product (without such Other Component) sold independently and C is the average gross selling price in such country of the entire Combination Product, during the applicable Calendar Year.
(iii)            If the Other Component(s) contained in the Combination Product are sold independently of the Product (without such Other Component) in such country, but the average gross selling price of such Product (without such Other Component) in such country cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction (1-(B/C)), where B is the average gross selling price in such country of such Other Component(s) and C is the average gross selling price in such country of the entire Combination Product, during the applicable Calendar Year.
(iv)            If the Product (without such Other Component) contained in the Combination Product and Other Component(s) contained in the Combination Product are not sold separately in such country, or if they are sold separately but the average gross selling price of neither such Product (without such Other Component) nor such Other Component(s) can be determined in such country, Net Sales of the Combination Product in such country will be calculated by mutual agreement of the Parties.
"Other Component" means any therapeutically active pharmaceutical ingredient that is not covered or claimed by, or is not included in, the Licensed Technology, or any proprietary delivery device or other proprietary delivery means.
"Patent(s)" means any patents or patent applications which claim the invention(s) summarized in Appendix A, including without limitation any United States Letters Patent, and all continuations, continuations-in-part, additions, divisions, renewals, extensions, reexaminations and reissues of any of the foregoing, all foreign counterparts of any of the foregoing, and any other patent applications or patents which relate to the Licensed Technology owned or controlled by UM during the term of this Agreement.
“Patent Expenses” means (a) all reasonable fees, expenses, and charges of outside patent counsel related to Patent Rights listed in Exhibit A currently or added by amendment at a future date, incurred by UM in connection with the preparation, filing, prosecution, issuance, re-issuance, re-examination, interference, and/or maintenance of applications for patent rights, currently contained or that may be added to Exhibit A; and (b) an administrative fee in the amount of twenty percent (20%) of the amount of future Patent Expenses incurred in the course of activities conducted pursuant to (a), subject to Article 7.
"Person" means an individual, partnership, corporation, joint venture, unincorporated association, or other entity, or a government or department of agency thereof.

"Products" means any article or portion thereof which is made, produced, or used in whole or in material part, by or with the use of the Licensed Technology.

"Technical Information" means and includes all technical information, trade secrets, developments, discoveries, know-how, methods, techniques, formulae, processes and other information relating to the Licensed Technology that UM owns or controls on the date hereof or owns or controls in the future, and provides to Licensee pursuant to this Agreement, including by way of illustration and not limitation, designs, data, drawings, documents, models, and other similar information.
“UM Know-How” means all information, technical data and assistance, inventions and discoveries of UM disclosed or provided to Licensee by UM relating to the exploitation of any invention described in the Patents.
"Valid Claim" means a claim of an unexpired issued Patent that has not been withdrawn, canceled or disclaimed or held invalid by a court or governmental authority of competent jurisdiction in an unappealed or unappealable decision.
ARTICLE 2
GRANT OF LICENSE

2.1	Grant of License. Subject to the terms and conditions contained in this Agreement, UM hereby grants to Licensee an exclusive, perpetual, non-transferrable except otherwise allowed in this Agreement, worldwide, royalty-bearing right and license to use and practice the Licensed Technology to develop, make, have made, use, sell, offer for sale and import Products in the Field. Notwithstanding the foregoing, UM expressly reserves a non-transferable royalty-free right to use the Licensed Technology in the Field itself, including use by its faculty, staff and researchers, for educational and non-commercial research purposes only.

2.2	Right to Sub-license. Licensee shall have the right to sub-license to any third party, in whole or in part, its rights under this Agreement with written permission of UM, such permission not to be unreasonably withheld; provided that no such written permission of UM shall be required for the grant of any sublicense to any biotechnology or pharmaceutical company that has, at the time of the grant of such sublicense, annual revenues that are within the highest thirty (30) greatest annual revenues among biotechnology or pharmaceutical companies worldwide. If Licensee requests permission to grant a sublicense pursuant to this Section 2.2, UM shall provide a response to such request within fifteen (15) days after its receipt of such request, and if UM fails to do so within such time period, such permission will be deemed to have been granted. As a condition of granting sub-licenses, Licensee will provide UM with full and complete copies of all contracts and agreements between it and any sublicensee within ten (10) business days after execution of same. UM will maintain such copies and their terms in confidence as required in Article 8. A grant of a sublicense will be invalid if any agreement between Licensee and such sublicensee prohibits, restricts or conditions Licensee’s provision of such copies to UM as required in this article.

2.3	No Rights by Implication. No rights or licenses with respect to the Licensed Technology are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

ARTICLE 3
LICENSING FEES

3.1	Upfront, Annual License Maintenance Fee and Milestone Payments. In consideration of the license granted hereunder, Licensee shall pay UM the following non-refundable payments:

(a).  One-Time Upfront Payment. *** within fifteen (15) days of the Effective Date of this Agreement. Such payments will be paid in four equal installments  (each equal to $***), each due on the first day of each of the first four (4) calendar months after the Effective Date.

(b).  Annual License Maintenance Fee. *** due on the anniversary of the Effective Date.   The Annual License Maintenance Fee will be credited against royalties in the current fiscal year.

(c).	One-Time Milestone Payments.

i.  *** paid in four equal installments (each equal to $***) on the first day of each of the first four (4) calendar months following the submission of the first Investigational New Drug Application (“IND”) to the Food and Drug Administration (“FDA”) or an equivalent application to a regulatory agency anywhere in the world, for a Product.

ii. ***, paid in four equal installments each equal to $***) on the first day of each of the first four (4) calendar months following the first submission of a New Drug Application (“NDA”), including but not limited to a 505b2 application, or an equivalent application to a regulatory agency anywhere in the world for a Product.

iii.  *** paid in four equal installments (each equal to $***) on the first day of each calendar month following the first approval of a New Drug Application (“NDA”), the including but not limited to a 505b2 application to the FDA, or an equivalent application to a regulatory agency anywhere in the world, for a Product.

3.2	Royalties and Sublicense Licensing Fee Payments.

(a).	In further consideration of the rights and licenses granted hereunder, Licensee shall pay UM a royalty of *** of Net Sales of all Products sold by Licensee or its Affiliate for commercial use.

(b).	No royalty shall be due on Products used for clinical trial or other research or developmental uses. No additional royalty will be due for the use of a Product containing a prodrug of Cannabidiol that otherwise is generating royalties under this Agreement. For avoidance of doubt, Licensee’s obligation to pay UM a royalty on sales will not be calculated twice - once for the use of a prodrug of Cannabidiol in a formulation for rectal delivery and once for the sale of a Product containing a prodrug of Cannabidiol for rectal delivery.

(c). In the event Licensed Technology is sub-licensed by Licensee to a third party, Licensee will be obligated to pay UM *** of any and all licensing fees received by Licensee, including but not limited to upfront fees (whether paid in cash, equity of the sub-licensee or other consideration), royalties, and milestone payments, received in consideration of the grant of sub-licenses of the Licensed Technology, however such sub-licenses may be characterized.  The percentage payable with respect to sublicensing fees received by Licensee will decrease from *** to the amounts indicated below if Licensee sublicenses the Licensed Technology after completion of the following development milestones:
*** Certain confidential information contained in this document, marked with three asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i). *** if such sub-license is granted after completion of Phase II clinical trials but prior to the commencement of Phase III clinical trials;
(ii) ***, if such sub-license is granted upon or after the commencement of Phase III clinical trials but prior to receipt of the first regulatory approval of Products;
(iii) *** if the sub-license is granted upon or after the first regulatory approval of Products based on a 505(b)2 New Drug Application ((not a 505(b)1 New Drug Application))  filed with the FDA or equivalent thereof; or
(iv) *** if the sub-license is granted upon or after the first regulatory approval of a Product based on a 505(b)1 New Drug Application ((not a 505(b)(2) application)) filed with the FDA, or equivalent thereof.

(d).	Notwithstanding the foregoing, in the event the foregoing percentages of the amounts received by the Licensee from a sub-licensee in the form of a royalty on net sales of Products sold by or on behalf of the Sub-licensee does not equal a minimum of *** of Net Sales (calculated mutatis mutandis as if such Net Sales were made by Licensee), Licensee will be obligated to pay UM a royalty of *** of Net Sales by or on behalf of such Sub-licensee (calculated mutatis mutandis as if such Net Sales were made by Licensee), subject to reduction as set forth below.

(e).	If, in connection with the manufacture, use, or commercialization of a Product, Licensee or its Affiliate is obligated to make royalty payments to any third parties, then Licensee may offset against the royalty owed to UM for that Product *** of the royalty payable to such third parties, provided that in no event would any such offsets result in reducing royalties due to UM by more than *** of those otherwise payable to UM.

(f).	If no Valid Claim covers a Product in a country at the time such Product is sold in such country, then the royalties payable under this Section 3.2 on Net Sales of Products by Licensee or its Affiliates shall be reduced by ***. This reduction in royalties does not apply if a patent application that is part of the Patents licensed under this Agreement is pending in the country and the intention of UM is to obtain a Valid Claim that covers the Product in the country. In no event would the royalty due to UM with respect to Net Sales of Products sold in a given country be reduced by operation of the foregoing offsets and reductions to less than *** of Net Sales of Products in such country.

(g). Royalties and payments due with respect to shall be paid pursuant to this Section 3.2 until the later of, on a country by country and Product by Product basis, (i) the date upon which no Valid Claim of a Patent included in the Licensed Technology covers the Product in such country, or (ii) ten (10) years after first commercial sale of such Product in such country.

*** Certain confidential information contained in this document, marked with three asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.3	Payments. Royalties and other amounts payable under this Agreement shall be paid within forty five (45) days following the last day of the Calendar Quarter in which royalties and other amounts accrue. The last such payment shall be made within forty five (45) days after termination of this Agreement. Payments shall be deemed paid as of the day on which they are received by UM.

3.4	Reimbursement of Patent Expenses. UM’s out-of-pocket Patent Expenses incurred before the Effective Date of this Agreement (“Sunk Patent Expenses”) are to be paid by Licensee under the License Agreement executed by the parties for delivery of prodrugs of Cannabidiol to the eye (“Ocular License Agreement”). Should the Ocular License Agreement be terminated for any reason before payment of UM’s Sunk Patent Expenses, Licensee shall reimburse UM’s Sunk Patent Expenses under this Agreement within forty-five (45) days of receipt of an invoice from UM detailing the Patent Expenses incurred by UM. In addition, Licensee will reimburse UM’s future Patent Expenses incurred after the Effective Date of this Agreement that have not been paid under the terms of the Ocular License Agreement within forty-five (45) days of receipt of an invoice from UM detailing the Patent Expenses incurred by UM.

3.5	Reports. Licensee shall deliver to UM within forty five (45) days after the end of each Calendar Quarter following commercial sale of a Product a report setting forth in reasonable detail the calculation of the royalties and other amounts payable to UM for such Calendar Quarter pursuant to this Article 3, including, without limitation, the Products sold in each country during such Calendar Quarter, the Net Sales thereof, and, within sixty (60) days after the end of each Calendar Quarter, similar reports containing corresponding information relating to royalties payable due to sales by permitted sub-licensees pursuant to Article 3.2. An example of an acceptable royalty report is provided in Appendix D.

3.6	Currency, Place of Payment, Interest.

(a)	All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments to UM under this Agreement shall be made in United States dollars (or other legal currency of the United States), as directed by UM, by check payable to the University of Mississippi” or by wire transfer to an account as UM may designate from time to time.

(b)	If Licensee receives revenues from sales of Products in a currency other than United States dollars, royalties shall be converted into United States dollars at the applicable conversion rate for the foreign currency as published in the “Exchange Rates” table in the eastern edition of The Wall Street Journal as of the last date of the Calendar Quarter.

(c)	Amounts that are not paid when due shall accrue interest-from the due date until paid, at an annual rate equal to the “Prime Rate” plus 2% as published in the “Money Rates” table in the eastern edition of The Wall Street Journal as of the due date.

3.7	Records. Licensee will maintain complete and accurate books and records that enable the royalties payable hereunder to be verified. The records for each Calendar Quarter shall be maintained for two years after the submission of each report under Article 3.4 hereof. Upon reasonable prior notice to Licensee, UM and its accountants shall have access to the books and records of Licensee to conduct a review or audit thereof no more than one (1) time per years. Such access shall be available during normal business hours. In the event such audit reveals any error in the computation of amounts due pursuant to Section 3.2 exceeding 5% of the amount owed, the Licensee shall promptly reimburse UM for all reasonable expenses and costs incurred in the conduct of such review or audit.

ARTICLE 4
CERTAIN OBLIGATIONS OF LICENSEE

4.1            Licensee Efforts; Reporting,

(a)	Licensee shall use its reasonable efforts to develop for commercial use and to market Products as soon as practicable, and to continue to market Products as long as commercially viable, all as is consistent with sound and reasonable business practice.

(b)	Licensee shall provide UM once per Calendar Year on December 1 with written reports, setting forth in such detail as UM may reasonably request, the progress of the development, evaluation, testing and commercialization of Products. Licensee shall notify UM within thirty (30) days of the end of the first Calendar Quarter in which the first commercial sale of a Product occurs.

4.2	Compliance with Laws. Licensee shall use its best efforts to comply in all material respects with all prevailing laws, rules and regulations pertaining to the development, testing, manufacture, marketing and import or export of Products. Without limiting the foregoing, Licensee acknowledges that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations, among other things, prohibit or require a license for the export of certain types of technical data to specified countries. Licensee will comply in all material respects with all United States laws and regulations controlling the export of commodities and technical data.

4.3	Government Approvals. Licensee will be responsible for obtaining, at its cost and expense, all governmental approvals required to commercially market Products.

4.4	Patent Notices. Licensee shall mark or cause to be marked all Products made or sold in the United States with all applicable patent numbers where necessary to preserve the ability to claim damages for infringement, upon advice of counsel. If it is not practical for a Product to be so marked, then Licensee shall mark or cause to be marked the package for each Product with all applicable patent numbers.

4.5	Bankruptcy or Equivalent. Licensee will provide written notice to UM prior to the filing of a petition in bankruptcy or equivalent if Licensee intends to file a voluntary petition, or, if known by Licensee through statements or letters from a creditor or otherwise, if a third party intends to file an involuntary petition in bankruptcy against Licensee. Notice will be given at least 75 days before the planned filing or, if such notice is not feasible, as soon as Licensee is aware of the planned filing. Licensee's failure to perform this obligation is deemed to be a material pre-petition incurable breach under this Agreement not subject to the 60-day notice requirement of Section 9.2, and UM is deemed to have terminated this Agreement forty-five (45) days prior to the filing of the bankruptcy.

ARTICLE 5
REPRESENTATIONS

5.1	Representations of UM. UM represents to Licensee as follows:

(a)	this Agreement, when executed and delivered by UM, will be the legal, valid and binding obligation of UM, enforceable against UM in accordance with its terms;

(b)	UM subject to certain rights under 37 CFR 401.14 retained by the federal government in inventions resulting from federally supported work is the owner of all right, title and interest in and to the Licensed Technology, and has not granted rights in or to the Licensed Technology to any person other than Licensee;

(c)	UM has not received any written notice that the Licensed Technology infringes the proprietary rights of any third party;

(d)	the inventions claimed in the Patents to the knowledge of UM have not been publicly used, offered for sale, or disclosed in a printed publication by employees of UM more than one year prior to the filing of the U.S. application for the Patents.

5.2	Representations and Warranties of Licensee. Licensee represents and warrants to UM as follows:

(a)	Licensee is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to execute, deliver and perform this Agreement;

(b)	This Agreement, when executed and delivered by Licensee, will be the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms;

(c)	the execution, delivery and performance of this Agreement by Licensee does not conflict with, or constitute a breach or default under,

(i)	the charter documents of Licensee,

(ii)	any law, order, judgment or governmental rule or regulation applicable to Licensee, or

(iii)	any provision of any agreement, contract, commitment or instrument to which Licensee is a party; and the execution, delivery and performance of this Agreement by Licensee does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority.

ARTICLE 6
LIABILITY AND INDEMNIFICATION

6.1	No warranties; Limitation on Liability. EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, UM MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) COMMERCIAL UTILITY; OR (II) MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; OR (III) THAT THE USE OF THE LICENSED TECHNOLOGY WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADEMARK OR OTHER PROPRIETARY OR PROPERTY RIGHTS OF OTHERS. UM SHALL NOT BE LIABLE TO LICENSEE, LICENSEE’S SUCCESSORS OR ASSIGNS OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM ON ACCOUNT OF, OR ARISING FROM, THE USE OF INFORMATION IN CONNECTION WITH THE LICENSED TECHNOLOGY SUPPLIED HEREUNDER OR THE MANUFACTURE, USE OR SALE OF PRODUCTS OR ANY OTHER MATERIAL OR ITEM DERIVED THEREFROM.

6.2	Liability. UM is an agency of the State of Mississippi under the management and control of the Board of Trustees of the State Institutions of Higher Learning (IHL). As authorized by law, IHL maintains a program of self-insurance for purposes of workers’ compensation and general liability, pursuant to the Mississippi Tort Claims Act as set forth in Chapter 46, Title 11, Mississippi Code 1972, as amended. Accordingly, any liability of UM for any damages, losses, or costs arising out of or related to acts performed by UM or it employees under this Agreement is governed by the Tort Claims Act.

6.3	Licensee Indemnification. Licensee will indemnify, defend and hold harmless UM, its trustees, officers, agents and employees (collectively, the “Indemnified Parties”), from and against any and all liability, loss, damage, action, claim or expense suffered or incurred by the Indemnified Parties which results from or arises out of third party claims in connection with (individually, a “Liability” and collectively, the “Liabilities”):

(a)	breach by Licensee of any duty, covenant or agreement contained in this Agreement or a lawsuit, action, or claim brought by any third party that includes any allegation which, if proven true, would constitute a breach by Licensee of any duty, covenant or agreement contained in this Agreement;

(b)	the development, use, manufacture, promotion, sale, distribution or other disposition of any Products by Licensee, its Affiliates, assignees, vendors or other third parties, for personal injury, including death, or property damage arising from any of the foregoing. The indemnification obligation under Article 6.3 shall not apply to any contributory negligence or product liability of the Indemnified Party which may have occurred prior to the execution of this Agreement. Licensee will indemnify and hold harmless the Indemnified Parties from and against any Liabilities resulting from:

(i)	any product liability or other claim of any kind related to the use by a third party of a Product that was manufactured, sold, distributed or otherwise disposed by Licensee, its Affiliates, assignees, vendors or other third parties;
(ii)	clinical trials or studies conducted by or on behalf of Licensee relating to any Products, including, without limitation, any claim by or on behalf of a human subject of any such clinical trial or study, any claim arising from the procedures specified in any protocol used in any such clinical trial or study, any claim of deviation, authorized or unauthorized, from the protocols of any such clinical trial or study, any claim resulting from or arising out of the manufacture or quality control by a third party of any substance administered in any clinical trial or study;

(iii)	Licensee’s failure to comply with all prevailing laws, rules and regulations pertaining to the development, testing, manufacture, marketing and import or export of Products.

6.4	Procedures. The Indemnified Party shall promptly notify Licensee of any claim or action giving rise to a Liability subject to the provisions of Article 6.3. Licensee shall have the duty to defend any such claim or action, at its cost and expense. Indemnified Party must have the right, however, to approve counsel through the Mississippi Attorney General and through its governing board to represent it, and such approval will not be unreasonably withheld. In the event Licensee or any of its parents, affiliates or subsidiaries is also named in a particular claim, Licensee may choose the same attorneys who defend the Indemnified Parties to defend Licensee unless there arises a conflict of interest between the Licensee and one or more of the Indemnified Parties or among the Indemnified Parties. The indemnification rights of UM or other Indemnified Party contained herein are in addition to all other rights which such Indemnified Party may have at law or in equity or otherwise.

6.5	Product Liability Insurance. Beginning with the commencement of human clinical trials of any Product and continuing for a period of time after Licensee ceases manufacturing and marketing Products that is reasonable based upon industry standards, Licensee shall maintain general liability and product liability insurance that is reasonable based upon industry standards, but not less than $5 million per incident and $5 million in the aggregate. The insurance amounts specified herein shall not be deemed a limitation on Licensee’s indemnification liability under this Agreement. Licensee shall provide UM with copies of such policies, upon request of UM. Licensee shall notify UM at least ten (10) days prior to cancellation of any such coverage.

ARTICLE 7
PATENTS AND INFRINGEMENT

7.1	Prosecution of Patents.

(a)	Responsibilities for Patent Prosecution and Maintenance.
(i)	UM using one of its approved outside patent attorneys is responsible for preparing, filing, and prosecuting any patent applications, maintaining any issued patents, and prosecuting and maintaining any and all continuations, continuations-in-part, divisional, substitutions, reissues, or re-examinations (or the foreign equivalent of these) related to the Patent rights in accordance with the process summarized in Appendix C. Licensee will reimburse UM for Patent Expenses subject to 3.1.c. hereof.
(ii)	UM will prepare, file, and prosecute Patent(s), including Improvements in the United States. In the event of Improvements UM may also prepare, file, and prosecute international applications under the Patent Cooperation Treaty. Licensee will specify in writing to UM the foreign countries in which patent applications for Improvements are to be filed and prosecuted. UM will notify Licensee ninety (90) days in advance of a national stage filing deadline, and Licensee will specify such additional countries no later than thirty (30) days before the national stage filing deadline for the pertinent patent application.

(iii) UM is solely responsible for making decisions regarding content of U.S. and foreign applications to be filed and prosecution of the applications, continuations, continuations-in-part, divisional, substitutions, reissues, or re-examinations (or the foreign equivalent of these) related thereto.
(iv)	Licensee will cooperate with UM in the filing, prosecution, and maintenance of any Patents. UM will advise Licensee promptly as to all material developments with respect to the applications. Copies of all papers received and filed in connection with prosecution of applications in all countries will be provided promptly after receipt or filing to Licensee to enable it to advise UM concerning the applications.

(v)	No party shall be liable for any loss, as a whole or in part, of a patent term extension granted by the U.S. Patent and Trademark Office (or its foreign equivalents) on a Patent, even if such loss results from acts or omissions of the prosecuting party or its personnel.
(vi) Each party agrees to promptly forward all written communications from the other party regarding prosecution of Patents to its patent counsel as appropriate, with a written confirmation to the other party that the communications have been forwarded.

7.2            Infringement by Third Party.

(a) Each party will promptly notify the other party of any infringement or possible infringement of any of the Patents or other Licensed Technology.  Licensee shall have the right, but not the obligation, to prosecute such infringement at its own expense.  In such event, UM shall cooperate with Licensee, at UM’s expense.  Licensee shall not settle or compromise any such suit in a manner that imposes any obligations or restrictions on UM or grants any rights to the Licensed Technology which are inconsistent with the rights and obligations of Licensee or UM pursuant to this Agreement, without UM’s written consent.

(b)  If Licensee fails to prosecute or chooses not to prosecute such infringement within one hundred and twenty (120) days after receiving notice thereof, UM shall have the right, but not the obligation, to prosecute such infringement at its own expense.  In such event, Licensee shall cooperate with UM, at UM’s expense.

(b)	Any recovery obtained by the prosecuting party as a result of such proceeding, by settlement or otherwise, shall be applied first to the prosecuting party, an amount equal to two times its costs and expenses of the litigation, with the remainder to be paid 80% to the prosecuting party and 20% to the other party.

ARTICLE 8
CONFIDENTIALITY AND PUBLICATIONS

8.1	Confidentiality. To the extent allowed by law, both parties shall maintain in confidence and shall not disclose to any third party the Confidential Information received pursuant to this Agreement, without the prior written consent of the disclosing party except that the Confidential Information may be disclosed by either party only to those third parties (x) who have a need to know the information in connection with the exercise by either party of its rights under this Agreement and who agreed in writing to keep the information confidential to the same extent as is required of the parties under this Article 8.1, or (y) to whom either party is legally obligated to disclose the information. The foregoing obligation shall not apply to information which:

(a)	is, at the time of disclosure, publicly known or available to the public, provided that Information will not be deemed to be within the public domain merely because individual parts of such Information are found separately within the public domain, but only if all the material features comprising such Confidential Information are found in combination in the public domain;

(b)	is known to recipient at the time of disclosure of such Confidential Information not under confidentiality provided that recipient promptly notifies disclosing party in writing of this prior knowledge within thirty (30) days of receipt;

(c)	is hereafter furnished to recipient by a third party, as a matter of right and without restriction on disclosure, provided that recipient promptly notifies disclosing party in writing of this third party disclosure after receipt thereof;

(d)	is made public by disclosing party;

(e)	is disclosed with the written approval of either party;

(f)	is the subject of a legally binding court order compelling disclosure, provided that recipient must give disclosing party notice of any request for disclosure pursuant to any legal proceeding, within two (2) days of receipt of such request by recipient, and recipient must cooperate with disclosing party in obtaining appropriate protective orders to preserve the confidentiality of the Confidential Information;

(g)	must be disclosed to comply with applicable laws, rules, regulations or rules of a securities exchange, provided that the party subject thereto uses reasonable efforts to minimize the scope of disclosure and to seek confidential treatment thereof.

8.2           Publications.  Should UM desire to disclose publicly, in writing or by oral presentation, Confidential Information related to the Licensed Technology, UM shall notify Licensee in writing of its intention at least ninety (90) days before such disclosure.  UM shall include with such notice a description of the oral presentation or, in the case of a manuscript or other proposed written disclosure, a current draft of such written disclosure.  Licensee may request UM, no later than ninety (90) days following the receipt of UM’s notice, to file a patent application, copyright or other filing related to such Invention.  All such filings shall be subject to the provisions of Article 8.1 of this Agreement.  Upon receipt of such request, UM shall arrange for a delay in publication, to permit filing of a patent or other application.  Should Licensee reasonably determine that more than ninety (90) days is required in order to file any such patent information (including additional time required to perform additional research required for adequate patent disclosure), or, if Licensee reasonably determines that such Confidential Information cannot be adequately protected through patenting and such Confidential Information has commercial value as a trade secret, then publication or disclosure shall be postponed until the parties can mutually agree upon a reasonable way to proceed.

8.3	Use of Name; Disclosure of Agreement. Neither Licensee nor UM shall directly or indirectly use the other party’s name, seal, logo, trademark, or service mark, or any adaptation of them, or the name of any trustee, officer or employee thereof, without that party’s prior written consent, or disclose the terms of this Agreement to third parties except that UM or Licensee may disclose this Agreement to any sublicenses or Affiliate and may disclose an accurate description of the terms of this Agreement to the extent required under federal or state securities, tax, grant administration, or other governmental disclosure laws, rules or regulations or rules of a securities exchange, provided that UM shall take steps to preserve the confidentiality of such information to the extent allowed by law.

ARTICLE 9
TERM AND TERMINATION

9.1	Term. This Agreement and the licenses granted herein shall commence on the Effective Date and shall continue, subject to earlier termination under Articles 9.2 or 9.3 hereof, until the later of the expiration of the last to expire of the patents or patent applications within the Licensed Technology, or expiration of Licensee’s payment obligations under Article 3. Upon expiration of the term, Licensee shall have an irrevocable, perpetual, nonexclusive, royalty-free, worldwide license, with the right to grant sublicenses through multiple tiers, under the Licensed Technology, to develop, make, use, sell, offer for sale and import Product in the Field.

9.2	Termination by UM. Upon the occurrence of any of the events set forth below (“Events of Default”), UM shall have the right to terminate this Agreement by giving writtennotice of termination, such termination effective with the giving of such notice:

(a)	nonpayment of any material amount payable to UM that is continuing sixty (60) calendar days after UM gives Licensee written notice of such nonpayment;

(b)	any material breach by Licensee of any covenant (other than a payment breach referred to in clause (a) above or a Development Plan breach referred to in section 9.3 below) or any representation or warranty contained in this Agreement that is continuing sixty (60) calendar days after UM gives Licensee written notice of such breach;

(c)	Licensee fails to comply in any material respect with the terms of the license granted under Article 2 hereof and such noncompliance is continuing sixty (60) calendar days after UM gives Licensee notice of such noncompliance;

(d)  Licensee becomes subject to a Bankruptcy Event;

(e)  the dissolution or cessation of operations by Licensee;

(f)  If after the first commercial sale of a Product and during the term of this Agreement, Licensee materially fails to make reasonable efforts to commercialize at least one (1) Product or fails to keep at least one (1) Product on the market after the first commercial sale for a continuous period of one (1) year, other than for reasons outside of Licensee’s control (e.g., action by regulatory authorities).

9.3	Development Plan. Licensee will provide UM with a Development Plan reasonably acceptable to UM within six (6) months of the Effective Date of this Agreement. Such Development Plan will be added to this Agreement as Appendix B. UM shall be entitled to terminate this Agreement if Licensee fails to meet the pre-established development milestones contained in the Development Plan. The milestones may be changed as agreed upon in advance in writing by both parties. UM shall give written notice of its decision to terminate this Agreement specifying a failure of the Development Plan milestones. Unless Licensee has remedied such failure or both parties have agreed, in writing, to a revised milestone schedule (which agreement will not be unreasonably withheld) within sixty (60) days after receipt of such notice, this Agreement will be deemed to terminate as of the expiration of such sixty (60) day period.

9.4	Termination by Licensee. Licensee shall have the right to terminate this Agreement, at any time with or without cause, upon sixty (60) days’ written notice to the UM.

9.5	Rights and Duties Upon Termination. Within thirty (30) days after termination (but not expiration) of this Agreement, each party shall return to the other party any Confidential Information of the other party. If terminated by Licensee the Licensee also shall return all Licensed Technology which is embodied in physical form to the UM promptly upon the termination of this Agreement. In the event of an early termination of this Agreement, Licensee and its sub-licensees shall have the right to use or sell all the Product(s) on hand or in the process of manufacturing at the time of such early termination, provided that Licensee shall be obligated to pay to UM a royalty on such sales as set forth in this Agreement if, at that time there remains in existence any of UM’s Patents covering the transfer of such Product(s) and a royalty or other payment is payable pursuant to the terms of this Agreement. Within thirty (30) days after termination of this Agreement by the UM under Article 9.2 or by Licensee without Cause under Article 9.4, Licensee agrees:

(a)  to provide UM with copies of all results of research, development and marketing studies pertaining to the Products and Licensed Technology controlled by Licensee, its Affiliates or sublicencees;

 (b)  to provide UM an electronic and paper copy of any IND, NDA and any other documents and correspondence related to the Licensed Technology and Product(s) between Licensee and the Food and Drug Administration and other domestic and foreign government agencies controlled by Licensee, its Affiliates or sublicencees; and

(c)	to provide UM with an electronic and paper copy of any and all patent and trademark documents and correspondence related to the Licensed Technology and Product(s) between Licensee and the U.S. Patent Office and foreign government equivalents to the extent owned by Licensee, its Affiliates, or sublicencees.

(d) that UM shall own all right, title and interest in said research, development and marketing results as well as regulatory and intellectual property related applications submitted to all government agencies that is owned by Licensee, its Affiliates, or sub-licensees.  Licensee, its Affiliates or sub-licensees shall assign all such patents owned by Licensee, its Affiliates or sub-licensees in which UM is not an inventor to UM.

(e)  to perform all acts deemed necessary or desirable by UM to permit and assist it, at UM’s expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing UM’s ownership rights and/or any assignment with respect to inventions and patents to be assigned to UM pursuant to this Section 9.5 in any and all countries.  Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.  Upon termination, Licensee, its Affiliates and sub-licensees herby irrevocably designates and appoints UM and its duly authorized officers and agents, as its agents and attorneys-in-fact to act for and in its behalf and instead of Licensee, its Affiliates and sub-licensees, to execute and file any documents and to do all other lawfully permitted acts to further the foregoing purposes with the same legal force and effect as if executed by Licensee, its Affiliates and sub-licensees.

9.6	Provisions Surviving Termination. Licensee’s obligation to pay any royalties accrued but unpaid prior to termination of this Agreement shall survive such termination. Licensee shall owe UM royalties on sales when Licensee has received payments from a sub-licensee or Affiliate. In addition, all provisions required to interpret the rights and obligations of the parties arising prior to the termination date shall survive expiration or termination of this Agreement.

ARTICLE 10
MISCELLANEOUS

10.1	Assignment. This Agreement and the rights and benefits conferred upon Licensee hereunder may not be transferred or assigned to any Person, directly or by merger, by sale or assignment of membership interests in Licensee, or by other operation of law, without the express written permission of UM, which permission will not be unreasonably withheld. Notwithstanding the requirement set forth in the preceding sentence, Licensee may assign or transfer its interests in this Agreement without written permission from UM in the following circumstances:

(a)	an assignment in connection with the sale or transfer of all or substantially all of Licensee’s assets which relate to the development or use of the Licensed Technology or a Product(s) provided that the buyer or transferee is at least as financially stable as Licensee and following the sale or transfer would be as capable of performing its obligations under this Agreement as Licensee would be; or
(b)	an assignment by Licensee to an Affiliate of Licensee; or

(c)	an assignment of a security interest in this Agreement as a part of a security interest in all or substantially all of the Licensee’s assets which relate to the Licensed Technology. or a Product(s).

Any prohibited assignment of this Agreement or the rights hereunder shall be null and void.  No assignment shall relieve Licensee of responsibility for the performance of any accrued obligations which it has prior to such assignment.  This Agreement shall inure to the benefit of permitted assigns of Licensee.

10.2	No Waiver. A waiver by either party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

10.3	Independent Contractor. Nothing herein shall be deemed to establish a relationship of principal and agent between UM and Licensee, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as constituting UM and Licensee as partners, or as creating any other form of legal association or arrangement which could impose liability upon one party for the act or failure to act of the other party. No employees or staff of UM shall be entitled to any benefits applicable to employees of Licensee. Neither party shall be bound by the acts or conduct of the other party.

10.4	Notices. Any notice under this Agreement shall be sufficiently given if sent in writing by prepaid, first class, certified or registered mail, return receipt requested, addressed as follows:

if to UM, to:

University of Mississippi
P.O. Box 1848
100 Barr Hall
University, MS 38677
Attention: Dr. Walter G. Chambliss
Director of Technology Management

if to Licensee, to:

Nemus
16133 Ventura Blvd.
7th Floor, Encino, CA 91436
Attention:  Brian Murphy
CEO

or to such other addresses as may be designated from time to time by notice given in accordance with the terms of this Article.

10.5	Entire Agreement. This Agreement, together with the attachments hereto, embodies the entire understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This Agreement may not be modified or varied except by a written document signed by duly authorized representatives of both parties.

10.6	Severability. In the event that any provision of this Agreement shall be held to be unenforceable, invalid or in contravention of applicable law, such provision shall be of no effect, the remaining portions of this Agreement shall continue in full force and effect, and the parties shall negotiate in good faith to replace such provision with a provision which effects to the extent possible the original intent of such provision.

10.7	Force Majeure. In the event that either party’s performance of its obligations under this Agreement shall be prevented by any cause beyond its reasonable control, including without limitation acts of God, acts of government, shortage of material, accident, fire, delay or other disaster, provided that the effected party shall have used its reasonable best efforts to avoid or remove the cause of such nonperformance and to minimize the duration and negative affect of such nonperformance, then such effected party’s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence. The affected party shall continue performance under this Agreement using its best efforts as soon as such cause is removed.

10.8	Headings. Any headings and captions used in this Agreement are for convenience of reference only and shall not affect its construction or interpretation.

10.9	No Third Party Benefits. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

10.10	Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Mississippi, excluding such state’s rules relating to conflicts of laws, and its form, execution, validity, construction and effect shall be determined in accordance with such internal laws.

10.11	Counterparts. This Agreement shall become binding when any one or more counterparts hereof,individually or taken together, shall bear the signatures of each of the parties hereto. ThisAgreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

10.12	Resolution of Disputes. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or to any breach hereof, the parties shall attempt first to resolve the dispute by good faith negotiation. If the parties are unable to reach agreement by negotiating in good faith within sixty (60) days of written assertion of a claim, they agree to try to settle the dispute by nonbinding mediation in accordance with the mediation rules of the American Arbitration Association (“AAA”). Such nonbinding mediation shall be undertaken on a confidential basis and shall take place in Oxford, Mississippi, unless the parties agree to an alternative location.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

UNIVERSITY OF MISSISSIPPI

/s/ WALTER G. CHAMBLISS	12/14/15
Walter G. Chambliss, Ph.D.	Date
Director of Technology Management, Office of Research & Sponsored Programs

Acknowledged by:

/s/ LARRY A. WALKER	12/16/15
Larry A. Walker, Ph.D.	Date
Director, National Center for Natural Products Research

/s/ DAVID D. ALLEN	12/17/15
David D. Allen, Ph.D.	Date
Dean, School of Pharmacy
Executive Director, Research Institute of Pharmaceutical Sciences

NEMUS BIOSCIENCE

/s/ BRIAN MURPHY	12/14/15
Brian Murphy, M.D.	Date
Chief Executive Officer

APPENDIX A

PATENTS

Pending filing of a provisional patent application.  Working Title:  “Cannabidiol prodrugs with improved bioavailability”.

APPENDIX B
DEVELOPMENT PLAN

APPENDIX C
UM RESPONSIBILITIES FOR KEEPING LICENSEE INFORMED

 The Division of Technology Management (“DTM”) at UM is responsible for managing the patent prosecution process for the Licensed Technology.  The following procedure will be followed:
1.	Outside Patent Counsel (“OPC”) will notify DTM when an office action is received from the United States Patent and Trademark Office “USPTO”) or foreign counterpart and send a copy to DTM. If the office action is straightforward (e.g. very similar to a previously submitted response in another country or minor claim changes to be consistent with patent law), DTM will ask patent counsel to draft a response/amendment for review by DTM and Licensee. DTM will send a copy of the office action to Licensee and to the Principal Investigator(s) at UM. If the office action requires a strategic discussion, DTM will schedule a conference call between Licensee (and Licensee’s counsel if desired), DTM, the PI(s) and OPC. At any time, regardless of the complexity of the office action, Licensee may request a conference call to discuss the pending office action and DTM will set one up. The same procedures are used when dealing with prosecution timelines and deadlines (including but not limited to 30/31 national entries on PCT applications and claim amendments following Search Reports).
2.	OPC will send a “final” draft version of the response/amendment to DTM for review/approval. DTM will forward it to Licensee and the PI(s) and ask for comments. This generally requires a quick turnaround time (e.g. 24 to 48 hours) depending on how many drafts have been exchanged.
3.	OPC will file the response/amendment and send DTM a copy of the filed document. DTM will forward the document to Licensee and the PI(s).
4.	Improvements to the patented pending technology will be documented in accordance with UM’s Patent and Invention Policy by researchers using DTMs Research Disclosure Form. DTM will send a copy of the Research Disclosure Form to Licensee if Licensee has not already reviewed the disclosure. The disclosure will be sent to OPC for review and a conference call will be set up with DTM, Licensee (and Licensee’s counsel if desired), the PI(s) (and other researchers as appropriate) and the OPC to discuss strategies of incorporating the Improvement.
5.	When OPC receives a notice of allowance for the pending claims, OPC will send the notice to DTM. DTM will forward the notice to Licensee, and the PI(s). DTM will ask Licensee and the PI(s) if there are any Improvements that need to be considered for incorporation before the patent issues (typically 3 to 6 weeks). DTM will ask Licensee and the PI if the issue fee should be paid or if the claims should be further amended.
6.	DTM will send Licensee a monthly IP report, usually the first week of every month, detailing all issued and pending patents. The report will include a status item for every docket as well as timeline for any pending deadlines with a countries patent office. Estimates for each action item will be included if they are available from OPC.

In all of the above, the final prosecution decisions rest with DTM, however the wishes of Licensee and the PI(s) are taken seriously.  In addition Licensee is advised that on occasion the OPC (no matter which OPC DTM uses) will fail to provide DTM with timely notice of actions needed during prosecution negating some of the above steps.  In such cases DTM will notify Licensee and the PIs of the situation and respond as needed to meet required deadlines.

APPENDIX D
Example Sales and Royalty Report

Licensee:  _________________________           UM Agreement ID: _______________________________

Period Covered: ____________________   through ___________________________

Prepared by: _______________________                               Date: _________________________________
                          (Company Representative)

Approved by: ______________________                              Date: _________________________________
                          (Company Representative)

If license agreement covers several major product lines, please prepare a separate report for each line.  Then combine all product lines into a summary report.

Report Type:                       □    Single Product or Process Line Report: ________________________________
                                                                                                                                              (product name)

                                            □    Multiproduct Summary Report, Page ____ of ____

Other Compensation:          □    Annual Payments, milestones, or other fees & compensation

Details: ___________________________________

Amount Due: ______________________________

                                             □      No Compensation of Royalty Due this Period

                                                      Reason: ____________________________

Country	Quantity Produced	Quantity Sold	Gross Sales ($)	*Net Sales ($)	Royalty Rate	Conversion Rate (if applicable)	Royalty Due this Period
USA
Canada
Japan
Other:

TOTAL:

* To calculate net sales, use the following space to list separately the specific types of allowed deductions under the license agreement and the corresponding amounts:  ________________________________________________________________________________________________

Then calculate the final Net Sales amount by subtracting these amounts from Gross Sales, and note in the column above.

EXHIBIT 10.2
CONFIDENTIAL

LICENSE AGREEMENT
THIS LICENSE AGREEMENT (“Agreement”) is made as of this December 14, 2015 (“Effective Date”) by and between the UNIVERSITY OF MISSISSIPPI, SCHOOL OF PHARMACY, an educational institution with a principal address at University, Mississippi 38677 (“UM”) and NEMUS, a corporation organized and existing under the laws of California with a principal address 650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626 (“Licensee”)
RECITALS
WHEREAS, UM is the owner of certain patent applications and other technology related to the ocular delivery of prodrugs of Cannabidiol, hereinafter referred to as UM 8930;
WHEREAS, Licensee wishes to acquire certain rights and licenses with respect to UM 8930 in accordance with the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound herby, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
1.1	Unless otherwise provided in this Agreement, the following terms when used with initial capital letters shall have the meanings set forth below:
"Affiliate" means, when used with reference to Licensee, any person directly or indirectly controlling, controlled by or under common control with Licensee.
"Bankruptcy Event" means the person in question becomes insolvent, or voluntary or involuntary proceedings by or against such person are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such person, or proceedings are instituted by or against such person for corporate dissolution of such person, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or such person makes an assignment for the benefit of creditors, or substantially all of the assets of such person are seized or attached in an insolvency-related proceeding and not released within sixty (60) days thereafter.
"Calendar Quarter" means each three-month period, or any portion thereof, beginning on January 1, April 1, July 1 and October 1.
“Calendar Year” means each twelve-month period commencing upon January 1.
"Confidential Information" means (i) the Technical Information, (ii) any other information or material in tangible form that is marked as confidential or proprietary by the furnishing party at the time it is delivered to the receiving party, and (iii) information that is furnished orally if the furnishing party identifies such information as confidential or proprietary when it is disclosed and promptly confirms such designation in writing after such disclosure.
"Effective Date" shall have the meaning set forth on page 1 of this Agreement.
“Federal Government Interest” means the rights of the United States Government and agencies thereof under Public Laws 96_517, 97_256 and 98_620, codified at 35 U.S.C.§§ 200-212, and any regulations issued thereunder, as such statute or regulations may be amended from time to time hereafter.
*** Certain confidential information contained in this document, marked with three asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Field" means all indications for Products administered via ocular delivery.
“Improvements” means any improvement, modification or other refinement, regardless of the patentability thereof to (a) the subject matter of the Licensed Technology that is within the scope of the Patents, or (b) the development, manufacture, use or sale of which, except for the licenses granted herein, would infringe any of the Patents including for patent applications those claims therein treated as if they were issued).
"Licensed Technology" means and includes UM Know-How, the Patents and Improvements related to UM 8930.
“Net Sales” means Licensee’s invoice price or fee, less the following for all Products sold for commercial use or Commercially Used by Licensee or its Affiliates:
(a)            any and all normal and customary trade, prompt payment, cash and quantity discounts, customary allowances actually granted to purchasers of a Product for returns and recalled Product (including in connection with Product withdrawals, expired Product and Product recalls), chargeback and reporting fees paid to wholesalers and other distributors, allowances to end users participating in incentive programs, rebates and other credit adjustments based upon shipping discrepancies and order errors;
(b)            administrative fees to managed health care organizations;
(c)            freight expenses for shipping Product in finished package form (including insurance) to such purchasers, including without limitation the costs of export licenses, shipping, postage and handling charges, if not paid by the purchaser;
(d)            commissions or fees paid to independent sales representatives, brokers, dealers, or distributors;
(e)            any taxes and tariffs or duties paid, absorbed or allowed that are paid on sales of Product in finished package form, (excluding income taxes);
(f)            allocated costs for sales samples of Products, for all Products sold or Commercially Used by Licensee or its Affiliates; and
(g)            Amounts invoiced for Products that are not paid within the required time.
Sales to a Third Party distributor of such Product in any given country shall be considered a sale to a Third Party purchaser for commercial use.  Sale or transfer to an Affiliate or sublicensee for re-sale by such Affiliate or sublicensee shall not be considered a sale for the purpose of this provision, but the resale by such Affiliate or sublicensee to a Third Party for commercial use shall be a sale for such purposes.
Notwithstanding the foregoing, in the event a Product is sold in a country in the Territory as Combination Product, Net Sales of the Combination Product will be calculated as follows:

(i)            If the Product (without such Other Component) and the Other Component(s) contained in the Combination Product each are sold separately in such country, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/(A+B), where A is the average gross selling price in such country of the Product (without such Other Component) sold separately in the same formulation and dosage, and B is the sum of the average gross selling prices in such country of such Other Component(s) sold separately in the same formulation and dosage, during the applicable Calendar Year.
(ii)            If the Product (without such Other Component) is sold independently of the Other Component(s) contained in the Combination Product in such country, but the average gross selling price of such Other Component(s) in such country cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/C where A is the average gross selling price in such country of such Product (without such Other Component) sold independently and C is the average gross selling price in such country of the entire Combination Product, during the applicable Calendar Year.
(iii)            If the Other Component(s) contained in the Combination Product are sold independently of the Product (without such Other Component) in such country, but the average gross selling price of such Product (without such Other Component) in such country cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction (1-(B/C)), where B is the average gross selling price in such country of such Other Component(s) and C is the average gross selling price in such country of the entire Combination Product, during the applicable Calendar Year.
(iv)            If the Product (without such Other Component) contained in the Combination Product and Other Component(s) contained in the Combination Product are not sold separately in such country, or if they are sold separately but the average gross selling price of neither such Product (without such Other Component) nor such Other Component(s) can be determined in such country, Net Sales of the Combination Product in such country will be calculated by mutual agreement of the Parties.
"Other Component" means any therapeutically active pharmaceutical ingredient that is not covered or claimed by, or is not included in, the Licensed Technology, or any proprietary delivery device or other proprietary delivery means.
"Patent(s)" means any patents or patent applications which claim the invention(s) summarized in Appendix A, including without limitation any United States Letters Patent, and all continuations, continuations-in-part, additions, divisions, renewals, extensions, reexaminations and reissues of any of the foregoing, all foreign counterparts of any of the foregoing, and any other patent applications or patents which relate to the Licensed Technology owned or controlled by UM during the term of this Agreement.
“Patent Expenses” means (a) all reasonable fees, expenses, and charges of outside patent counsel related to Patent Rights listed in Exhibit A currently or added by amendment at a future date, incurred by UM in connection with the preparation, filing, prosecution, issuance, re-issuance, re-examination, interference, and/or maintenance of applications for patent rights, currently contained or that may be added to Exhibit A; and (b) an administrative fee in the amount of twenty percent (20%) of the amount of future Patent Expenses incurred in the course of activities conducted pursuant to (a), subject to Article 7.

"Person" means an individual, partnership, corporation, joint venture, unincorporated association, or other entity, or a government or department of agency thereof.
"Products" means any article or portion thereof which is made, produced, or used in whole or in material part, by or with the use of the Licensed Technology.
"Technical Information" means and includes all technical information, trade secrets, developments, discoveries, know-how, methods, techniques, formulae, processes and other information relating to the Licensed Technology that UM owns or controls on the date hereof or owns or controls in the future, and provides to Licensee pursuant to this Agreement, including by way of illustration and not limitation, designs, data, drawings, documents, models, and other similar information.
“UM Know-How” means all information, technical data and assistance, inventions and discoveries of UM disclosed or provided to Licensee by UM relating to the exploitation of any invention described in the Patents.
"Valid Claim" means a claim of an unexpired issued Patent that has not been withdrawn, canceled or disclaimed or held invalid by a court or governmental authority of competent jurisdiction in an unappealed or unappealable decision.
ARTICLE 2
GRANT OF LICENSE

2.1	Grant of License. Subject to the terms and conditions contained in this Agreement, UM hereby grants to Licensee an exclusive, perpetual, non-transferrable except otherwise allowed in this Agreement, worldwide, royalty-bearing right and license to use and practice the Licensed Technology to develop, make, have made, use, sell, offer for sale and import Products in the Field. Notwithstanding the foregoing, UM expressly reserves a non-transferable royalty-free right to use the Licensed Technology in the Field itself, including use by its faculty, staff and researchers, for educational and non-commercial research purposes only.

2.2	Right to Sub-license. Licensee shall have the right to sub-license to any third party, in whole or in part, its rights under this Agreement with written permission of UM, such permission not to be unreasonably withheld; provided that no such written permission of UM shall be required for the grant of any sublicense to any biotechnology or pharmaceutical company that has, at the time of the grant of such sublicense, annual revenues that are within the highest thirty (30) greatest annual revenues among biotechnology or pharmaceutical companies worldwide. If Licensee requests permission to grant a sublicense pursuant to this Section 2.2, UM shall provide a response to such request within fifteen (15) days after its receipt of such request, and if UM fails to do so within such time period, such permission will be deemed to have been granted. As a condition of granting sub-licenses, Licensee will provide UM with full and complete copies of all contracts and agreements between it and any sublicensee within ten (10) business days after execution of same. UM will maintain such copies and their terms in confidence as required in Article 8. A grant of a sublicense will be invalid if any agreement between Licensee and such sublicensee prohibits, restricts or conditions Licensee’s provision of such copies to UM as required in this article.

2.3	No Rights by Implication. No rights or licenses with respect to the Licensed Technology are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

ARTICLE 3
LICENSING FEES

3.1	Upfront, Annual License Maintenance Fee and Milestone Payments. In consideration of the license granted hereunder, Licensee shall pay UM the following non-refundable payments:

(a).  One-Time Upfront Payment - *** within fifteen (15) days of the Effective Date of this Agreement. Such payments will be paid in four equal installments  (each equal to $***), each due on the first day of each of the first four (4) calendar months after the Effective Date.

(b)  Annual License Maintenance Fee. *** due on the anniversary of the Effective Date.   The Annual License Maintenance Fee will be credited against royalties in the current fiscal year.

(c)	One-Time Milestone Payments.

i.  *** paid in four equal installments (each equal to $***) on the first day of each of the first four (4) calendar months following the submission of the first Investigational New Drug Application (“IND”) to the Food and Drug Administration (“FDA”) or an equivalent application to a regulatory agency anywhere in the world, for a Product.

ii. ***, paid in four equal installments each equal to $***) on the first day of each of the first four (4) calendar months following the first submission of a New Drug Application (“NDA”), including but not limited to a 505b2 application, or an equivalent application to a regulatory agency anywhere in the world for a Product.

iii.  *** paid in four equal installments (each equal to $***) on the first day of each calendar month following the first approval of a New Drug Application (“NDA”), the including but not limited to a 505b2 application to the FDA, or an equivalent application to a regulatory agency anywhere in the world, for a Product.

3.2	Royalties and Sublicense Licensing Fee Payments.

(a).	In further consideration of the rights and licenses granted hereunder, Licensee shall pay UM a royalty of *** of Net Sales of all Products sold by Licensee or its Affiliate for commercial use.

(b).	No royalty shall be due on Products used for clinical trial or other research or developmental uses. No additional royalty will be due for the use of in a Product containing a prodrug of Cannabidiol that otherwise is generating royalties under this Agreement. For avoidance of doubt, Licensee’s obligation to pay UM a royalty on sales will not be calculated twice - once for the use of a prodrug of Cannabidiol in a formulation for ocular delivery and once for the sale of a Product containing a prodrug of Cannabidiol for ocular delivery.

(c). In the event Licensed Technology is sub-licensed by Licensee to a third party, Licensee will be obligated to pay UM *** of any and all licensing fees received by Licensee, including but not limited to upfront fees (whether paid in cash, equity of the sub-licensee or other consideration), royalties, and milestone payments, received in consideration of the grant of sub-licenses of the Licensed Technology, however such sub-licenses may be characterized.  The percentage payable with respect to sublicensing fees received by Licensee will decrease from *** to the amounts indicated below if Licensee sublicenses the Licensed Technology after completion of the following development milestones:
*** Certain confidential information contained in this document, marked with three asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i). *** if such sub-license is granted after completion of Phase II clinical trials but prior to the commencement of Phase III clinical trials;
(ii) ***, if such sub-license is granted upon or after the commencement of Phase III clinical trials but prior to receipt of the first regulatory approval of Products;
(iii) *** if the sub-license is granted upon or after the first regulatory approval of Products based on a 505(b)2 New Drug Application ((not a 505(b)1 New Drug Application))  filed with the FDA or equivalent thereof; or
(iv) *** if the sub-license is granted upon or after the first regulatory approval of a Product based on a 505(b)1 New Drug Application ((not a 505(b)(2) application)) filed with the FDA, or equivalent thereof.

(d).	Notwithstanding the foregoing, in the event the foregoing percentages of the amounts received by the Licensee from a sub-licensee in the form of a royalty on net sales of Products sold by or on behalf of the Sub-licensee does not equal a minimum of *** of Net Sales (calculated mutatis mutandis as if such Net Sales were made by Licensee), Licensee will be obligated to pay UM a royalty of *** of Net Sales by or on behalf of such Sub-licensee (calculated mutatis mutandis as if such Net Sales were made by Licensee), subject to reduction as set forth below.

(e).	If, in connection with the manufacture, use, or commercialization of a Product, Licensee or its Affiliate is obligated to make royalty payments to any third parties, then Licensee may offset against the royalty owed to UM for that Product *** of the royalty payable to such third parties, provided that in no event would any such offsets result in reducing royalties due to UM by more than *** of those otherwise payable to UM.

(f).	If no Valid Claim covers a Product in a country at the time such Product is sold in such country, then the royalties payable under this Section 3.2 on Net Sales of Products by Licensee or its Affiliates shall be reduced by ***. This reduction in royalties does not apply if a patent application that is part of the Patents licensed under this Agreement is pending in the country and the intention of UM is to obtain a Valid Claim that covers the Product in the country. In no event would the royalty due to UM with respect to Net Sales of Products sold in a given country be reduced by operation of the foregoing offsets and reductions to less than *** of Net Sales of Products in such country.

(g). Royalties and payments due with respect to shall be paid pursuant to this Section 3.2 until the later of, on a country by country and Product by Product basis, (i) the date upon which no Valid Claim of a Patent included in the Licensed Technology covers the Product in such country, or (ii) ten (10) years after first commercial sale of such Product in such country.

3.3	Payments. Royalties and other amounts payable under this Agreement shall be paid within forty five (45) days following the last day of the Calendar Quarter in which royalties and other amounts accrue. The last such payment shall be made within forty five (45) days after termination of this Agreement. Payments shall be deemed paid as of the day on which they are received by UM.
*** Certain confidential information contained in this document, marked with three asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.4	Reimbursement of Patent Expenses. UM’s out-of-pocket Patent Expenses incurred before the Effective Date of this Agreement (“Sunk Patent Expenses”) are to be paid by Licensee by within forty-five (45) days of receipt of an invoice from UM detailing the Sunk Patent Expenses incurred by UM. In addition, Licensee will reimburse UM’s future Patent Expenses incurred after the Effective Date of this Agreement within forty-five (45) days of receipt of an invoice from UM detailing the Patent Expenses incurred by UM.

3.5	Reports. Licensee shall deliver to UM within forty five (45) days after the end of each Calendar Quarter following commercial sale of a Product a report setting forth in reasonable detail the calculation of the royalties and other amounts payable to UM for such Calendar Quarter pursuant to this Article 3, including, without limitation, the Products sold in each country during such Calendar Quarter, the Net Sales thereof, and, within sixty (60) days after the end of each Calendar Quarter, similar reports containing corresponding information relating to royalties payable due to sales by permitted sub-licensees pursuant to Article 3.2. An example of an acceptable royalty report is provided in Appendix D.

3.6	Currency, Place of Payment, Interest.

(a)	All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments to UM under this Agreement shall be made in United States dollars (or other legal currency of the United States), as directed by UM, by check payable to the University of Mississippi” or by wire transfer to an account as UM may designate from time to time.

(b)	If Licensee receives revenues from sales of Products in a currency other than United States dollars, royalties shall be converted into United States dollars at the applicable conversion rate for the foreign currency as published in the “Exchange Rates” table in the eastern edition of The Wall Street Journal as of the last date of the Calendar Quarter.

(c)	Amounts that are not paid when due shall accrue interest-from the due date until paid, at an annual rate equal to the “Prime Rate” plus 2% as published in the “Money Rates” table in the eastern edition of The Wall Street Journal as of the due date.

3.7	Records. Licensee will maintain complete and accurate books and records that enable the royalties payable hereunder to be verified. The records for each Calendar Quarter shall be maintained for two years after the submission of each report under Article 3.4 hereof. Upon reasonable prior notice to Licensee, UM and its accountants shall have access to the books and records of Licensee to conduct a review or audit thereof no more than one (1) time per years. Such access shall be available during normal business hours. In the event such audit reveals any error in the computation of amounts due pursuant to Section 3.2 exceeding 5% of the amount owed, the Licensee shall promptly reimburse UM for all reasonable expenses and costs incurred in the conduct of such review or audit.

ARTICLE 4
CERTAIN OBLIGATIONS OF LICENSEE

4.1            Licensee Efforts; Reporting,

(a)	Licensee shall use its reasonable efforts to develop for commercial use and to market Products as soon as practicable, and to continue to market Products as long as commercially viable, all as is consistent with sound and reasonable business practice.

(b)	Licensee shall provide UM once per Calendar Year on December 1 with written reports, setting forth in such detail as UM may reasonably request, the progress of the development, evaluation, testing and commercialization of Products. Licensee shall notify UM within thirty (30) days of the end of the first Calendar Quarter in which the first commercial sale of a Product occurs.

4.2	Compliance with Laws. Licensee shall use its best efforts to comply in all material respects with all prevailing laws, rules and regulations pertaining to the development, testing, manufacture, marketing and import or export of Products. Without limiting the foregoing, Licensee acknowledges that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations, among other things, prohibit or require a license for the export of certain types of technical data to specified countries. Licensee will comply in all material respects with all United States laws and regulations controlling the export of commodities and technical data.

4.3	Government Approvals. Licensee will be responsible for obtaining, at its cost and expense, all governmental approvals required to commercially market Products.

4.4	Patent Notices. Licensee shall mark or cause to be marked all Products made or sold in the United States with all applicable patent numbers where necessary to preserve the ability to claim damages for infringement, upon advice of counsel. If it is not practical for a Product to be so marked, then Licensee shall mark or cause to be marked the package for each Product with all applicable patent numbers.

4.5	Bankruptcy or Equivalent. Licensee will provide written notice to UM prior to the filing of a petition in bankruptcy or equivalent if Licensee intends to file a voluntary petition, or, if known by Licensee through statements or letters from a creditor or otherwise, if a third party intends to file an involuntary petition in bankruptcy against Licensee. Notice will be given at least 75 days before the planned filing or, if such notice is not feasible, as soon as Licensee is aware of the planned filing. Licensee's failure to perform this obligation is deemed to be a material pre-petition incurable breach under this Agreement not subject to the 60-day notice requirement of Section 9.2, and UM is deemed to have terminated this Agreement forty-five (45) days prior to the filing of the bankruptcy.

ARTICLE 5
REPRESENTATIONS

5.1	Representations of UM. UM represents to Licensee as follows:

(a)	this Agreement, when executed and delivered by UM, will be the legal, valid and binding obligation of UM, enforceable against UM in accordance with its terms;

(b)	UM subject to certain rights under 37 CFR 401.14 retained by the federal government in inventions resulting from federally supported work is the owner of all right, title and interest in and to the Licensed Technology, and has not granted rights in or to the Licensed Technology to any person other than Licensee;

(c)	UM has not received any written notice that the Licensed Technology infringes the proprietary rights of any third party;

(d)	the inventions claimed in the Patents to the knowledge of UM have not been publicly used, offered for sale, or disclosed in a printed publication by employees of UM more than one year prior to the filing of the U.S. application for the Patents.

5.2	Representations and Warranties of Licensee. Licensee represents and warrants to UM as follows:

(a)	Licensee is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to execute, deliver and perform this Agreement;

(b)	This Agreement, when executed and delivered by Licensee, will be the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms;

(c)	the execution, delivery and performance of this Agreement by Licensee does not conflict with, or constitute a breach or default under,

(i)	the charter documents of Licensee,

(ii)	any law, order, judgment or governmental rule or regulation applicable to Licensee, or

(iii)	any provision of any agreement, contract, commitment or instrument to which Licensee is a party; and the execution, delivery and performance of this Agreement by Licensee does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority.

ARTICLE 6
LIABILITY AND INDEMNIFICATION

6.1	No warranties; Limitation on Liability. EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, UM MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) COMMERCIAL UTILITY; OR (II) MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; OR (III) THAT THE USE OF THE LICENSED TECHNOLOGY WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADEMARK OR OTHER PROPRIETARY OR PROPERTY RIGHTS OF OTHERS. UM SHALL NOT BE LIABLE TO LICENSEE, LICENSEE’S SUCCESSORS OR ASSIGNS OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM ON ACCOUNT OF, OR ARISING FROM, THE USE OF INFORMATION IN CONNECTION WITH THE LICENSED TECHNOLOGY SUPPLIED HEREUNDER OR THE MANUFACTURE, USE OR SALE OF PRODUCTS OR ANY OTHER MATERIAL OR ITEM DERIVED THEREFROM.

6.2	Liability. UM is an agency of the State of Mississippi under the management and control of the Board of Trustees of the State Institutions of Higher Learning (IHL). As authorized by law, IHL maintains a program of self-insurance for purposes of workers’ compensation and general liability, pursuant to the Mississippi Tort Claims Act as set forth in Chapter 46, Title 11, Mississippi Code 1972, as amended. Accordingly, any liability of UM for any damages, losses, or costs arising out of or related to acts performed by UM or it employees under this Agreement is governed by the Tort Claims Act.

6.3	Licensee Indemnification. Licensee will indemnify, defend and hold harmless UM, its trustees, officers, agents and employees (collectively, the “Indemnified Parties”), from and against any and all liability, loss, damage, action, claim or expense suffered or incurred by the Indemnified Parties which results from or arises out of third party claims in connection with (individually, a “Liability” and collectively, the “Liabilities”):

(a)	breach by Licensee of any duty, covenant or agreement contained in this Agreement or a lawsuit, action, or claim brought by any third party that includes any allegation which, if proven true, would constitute a breach by Licensee of any duty, covenant or agreement contained in this Agreement;

(b)	the development, use, manufacture, promotion, sale, distribution or other disposition of any Products by Licensee, its Affiliates, assignees, vendors or other third parties, for personal injury, including death, or property damage arising from any of the foregoing. The indemnification obligation under Article 6.3 shall not apply to any contributory negligence or product liability of the Indemnified Party which may have occurred prior to the execution of this Agreement. Licensee will indemnify and hold harmless the Indemnified Parties from and against any Liabilities resulting from:

(i)	any product liability or other claim of any kind related to the use by a third party of a Product that was manufactured, sold, distributed or otherwise disposed by Licensee, its Affiliates, assignees, vendors or other third parties;
(ii)	clinical trials or studies conducted by or on behalf of Licensee relating to any Products, including, without limitation, any claim by or on behalf of a human subject of any such clinical trial or study, any claim arising from the procedures specified in any protocol used in any such clinical trial or study, any claim of deviation, authorized or unauthorized, from the protocols of any such clinical trial or study, any claim resulting from or arising out of the manufacture or quality control by a third party of any substance administered in any clinical trial or study;
(iii)	Licensee’s failure to comply with all prevailing laws, rules and regulations pertaining to the development, testing, manufacture, marketing and import or export of Products.

6.4	Procedures. The Indemnified Party shall promptly notify Licensee of any claim or action giving rise to a Liability subject to the provisions of Article 6.3. Licensee shall have the duty to defend any such claim or action, at its cost and expense. Indemnified Party must have the right, however, to approve counsel through the Mississippi Attorney General and through its governing board to represent it, and such approval will not be unreasonably withheld. In the event Licensee or any of its parents, affiliates or subsidiaries is also named in a particular claim, Licensee may choose the same attorneys who defend the Indemnified Parties to defend Licensee unless there arises a conflict of interest between the Licensee and one or more of the Indemnified Parties or among the Indemnified Parties. The indemnification rights of UM or other Indemnified Party contained herein are in addition to all other rights which such Indemnified Party may have at law or in equity or otherwise.

6.5	Product Liability Insurance. Beginning with the commencement of human clinical trials of any Product and continuing for a period of time after Licensee ceases manufacturing and marketing Products that is reasonable based upon industry standards, Licensee shall maintain general liability and product liability insurance that is reasonable based upon industry standards, but not less than $5 million per incident and $5 million in the aggregate. The insurance amounts specified herein shall not be deemed a limitation on Licensee’s indemnification liability under this Agreement. Licensee shall provide UM with copies of such policies, upon request of UM. Licensee shall notify UM at least ten (10) days prior to cancellation of any such coverage.

ARTICLE 7
PATENTS AND INFRINGEMENT

7.1	Prosecution of Patents.

(a)	Responsibilities for Patent Prosecution and Maintenance.
(i)	UM using one of its approved outside patent attorneys is responsible for preparing, filing, and prosecuting any patent applications, maintaining any issued patents, and prosecuting and maintaining any and all continuations, continuations-in-part, divisional, substitutions, reissues, or re-examinations (or the foreign equivalent of these) related to the Patent rights in accordance with the process summarized in Appendix C. Licensee will reimburse UM for Patent Expenses subject to 3.1.c. hereof.
(ii)	UM will prepare, file, and prosecute Patent(s), including Improvements in the United States. In the event of Improvements UM may also prepare, file, and prosecute international applications under the Patent Cooperation Treaty. Licensee will specify in writing to UM the foreign countries in which patent applications for Improvements are to be filed and prosecuted. UM will notify Licensee ninety (90) days in advance of a national stage filing deadline, and Licensee will specify such additional countries no later than thirty (30) days before the national stage filing deadline for the pertinent patent application.
(iii)   UM is solely responsible for making decisions regarding content of U.S. and foreign applications to be filed and prosecution of the applications, continuations, continuations-in-part, divisional, substitutions, reissues, or re-examinations (or the foreign equivalent of these) related thereto.
(iv)	Licensee will cooperate with UM in the filing, prosecution, and maintenance of any Patents. UM will advise Licensee promptly as to all material developments with respect to the applications. Copies of all papers received and filed in connection with prosecution of applications in all countries will be provided promptly after receipt or filing to Licensee to enable it to advise UM concerning the applications.

(v)	No party shall be liable for any loss, as a whole or in part, of a patent term extension granted by the U.S. Patent and Trademark Office (or its foreign equivalents) on a Patent, even if such loss results from acts or omissions of the prosecuting party or its personnel.
(vi)  Each party agrees to promptly forward all written communications from the other party regarding prosecution of Patents to its patent counsel as appropriate, with a written confirmation to the other party that the communications have been forwarded.

7.2              Infringement by Third Party.

(a) Each party will promptly notify the other party of any infringement or possible infringement of any of the Patents or other Licensed Technology.  Licensee shall have the right, but not the obligation, to prosecute such infringement at its own expense.  In such event, UM shall cooperate with Licensee, at UM’s expense.  Licensee shall not settle or compromise any such suit in a manner that imposes any obligations or restrictions on UM or grants any rights to the Licensed Technology which are inconsistent with the rights and obligations of Licensee or UM pursuant to this Agreement, without UM’s written consent.

(b)  If Licensee fails to prosecute or chooses not to prosecute such infringement within one hundred and twenty (120) days after receiving notice thereof, UM shall have the right, but not the obligation, to prosecute such infringement at its own expense.  In such event, Licensee shall cooperate with UM, at UM’s expense.

(b)	Any recovery obtained by the prosecuting party as a result of such proceeding, by settlement or otherwise, shall be applied first to the prosecuting party, an amount equal to two times its costs and expenses of the litigation, with the remainder to be paid 80% to the prosecuting party and 20% to the other party.

ARTICLE 8
CONFIDENTIALITY AND PUBLICATIONS

8.1	Confidentiality. To the extent allowed by law, both parties shall maintain in confidence and shall not disclose to any third party the Confidential Information received pursuant to this Agreement, without the prior written consent of the disclosing party except that the Confidential Information may be disclosed by either party only to those third parties (x) who have a need to know the information in connection with the exercise by either party of its rights under this Agreement and who agreed in writing to keep the information confidential to the same extent as is required of the parties under this Article 8.1, or (y) to whom either party is legally obligated to disclose the information. The foregoing obligation shall not apply to information which:

(a)	is, at the time of disclosure, publicly known or available to the public, provided that Information will not be deemed to be within the public domain merely because individual parts of such Information are found separately within the public domain, but only if all the material features comprising such Confidential Information are found in combination in the public domain;

(b)	is known to recipient at the time of disclosure of such Confidential Information not under confidentiality provided that recipient promptly notifies disclosing party in writing of this prior knowledge within thirty (30) days of receipt;

(c)	is hereafter furnished to recipient by a third party, as a matter of right and without restriction on disclosure, provided that recipient promptly notifies disclosing party in writing of this third party disclosure after receipt thereof;

(d)	is made public by disclosing party;

(e)	is disclosed with the written approval of either party;

(f)	is the subject of a legally binding court order compelling disclosure, provided that recipient must give disclosing party notice of any request for disclosure pursuant to any legal proceeding, within two (2) days of receipt of such request by recipient, and recipient must cooperate with disclosing party in obtaining appropriate protective orders to preserve the confidentiality of the Confidential Information;

(g)	must be disclosed to comply with applicable laws, rules, regulations or rules of a securities exchange, provided that the party subject thereto uses reasonable efforts to minimize the scope of disclosure and to seek confidential treatment thereof.

8.2           Publications.  Should UM desire to disclose publicly, in writing or by oral presentation, Confidential Information related to the Licensed Technology, UM shall notify Licensee in writing of its intention at least ninety (90) days before such disclosure.  UM shall include with such notice a description of the oral presentation or, in the case of a manuscript or other proposed written disclosure, a current draft of such written disclosure.  Licensee may request UM, no later than ninety (90) days following the receipt of UM’s notice, to file a patent application, copyright or other filing related to such Invention.  All such filings shall be subject to the provisions of Article 8.1 of this Agreement.  Upon receipt of such request, UM shall arrange for a delay in publication, to permit filing of a patent or other application.  Should Licensee reasonably determine that more than ninety (90) days is required in order to file any such patent information (including additional time required to perform additional research required for adequate patent disclosure), or, if Licensee reasonably determines that such Confidential Information cannot be adequately protected through patenting and such Confidential Information has commercial value as a trade secret, then publication or disclosure shall be postponed until the parties can mutually agree upon a reasonable way to proceed.

8.3	Use of Name; Disclosure of Agreement. Neither Licensee nor UM shall directly or indirectly use the other party’s name, seal, logo, trademark, or service mark, or any adaptation of them, or the name of any trustee, officer or employee thereof, without that party’s prior written consent, or disclose the terms of this Agreement to third parties except that UM or Licensee may disclose this Agreement to any sublicenses or Affiliate and may disclose an accurate description of the terms of this Agreement to the extent required under federal or state securities, tax, grant administration, or other governmental disclosure laws, rules or regulations or rules of a securities exchange, provided that UM shall take steps to preserve the confidentiality of such information to the extent allowed by law.

ARTICLE 9
TERM AND TERMINATION

9.1	Term. This Agreement and the licenses granted herein shall commence on the Effective Date and shall continue, subject to earlier termination under Articles 9.2 or 9.3 hereof, until the later of the expiration of the last to expire of the patents or patent applications within the Licensed Technology, or expiration of Licensee’s payment obligations under Article 3. Upon expiration of the term, Licensee shall have an irrevocable, perpetual, nonexclusive, royalty-free, worldwide license, with the right to grant sublicenses through multiple tiers, under the Licensed Technology, to develop, make, use, sell, offer for sale and import Product in the Field.

9.2	Termination by UM. Upon the occurrence of any of the events set forth below (“Events of Default”), UM shall have the right to terminate this Agreement by giving writtennotice of termination, such termination effective with the giving of such notice:

(a)	nonpayment of any material amount payable to UM that is continuing sixty (60) calendar days after UM gives Licensee written notice of such nonpayment;

(b)	any material breach by Licensee of any covenant (other than a payment breach referred to in clause (a) above or a Development Plan breach referred to in section 9.3 below) or any representation or warranty contained in this Agreement that is continuing sixty (60) calendar days after UM gives Licensee written notice of such breach;

(c)	Licensee fails to comply in any material respect with the terms of the license granted under Article 2 hereof and such noncompliance is continuing sixty (60) calendar days after UM gives Licensee notice of such noncompliance;

(d)  Licensee becomes subject to a Bankruptcy Event;

(e)  the dissolution or cessation of operations by Licensee;

(f)  If after the first commercial sale of a Product and during the term of this Agreement, Licensee materially fails to make reasonable efforts to commercialize at least one (1) Product or fails to keep at least one (1) Product on the market after the first commercial sale for a continuous period of one (1) year, other than for reasons outside of Licensee’s control (e.g., action by regulatory authorities).

9.3	Development Plan. Licensee will provide UM with a Development Plan reasonably acceptable to UM within six (6) months of the Effective Date of this Agreement. Such Development Plan will be added to this Agreement as Appendix B. UM shall be entitled to terminate this Agreement if Licensee fails to meet the pre-established development milestones contained in the Development Plan. The milestones may be changed as agreed upon in advance in writing by both parties. UM shall give written notice of its decision to terminate this Agreement specifying a failure of the Development Plan milestones. Unless Licensee has remedied such failure or both parties have agreed, in writing, to a revised milestone schedule (which agreement will not be unreasonably withheld) within sixty (60) days after receipt of such notice, this Agreement will be deemed to terminate as of the expiration of such sixty (60) day period.

9.4	Termination by Licensee. Licensee shall have the right to terminate this Agreement, at any time with or without cause, upon sixty (60) days’ written notice to the UM.

9.5	Rights and Duties Upon Termination. Within thirty (30) days after termination (but not expiration) of this Agreement, each party shall return to the other party any Confidential Information of the other party. If terminated by Licensee the Licensee also shall return all Licensed Technology which is embodied in physical form to the UM promptly upon the termination of this Agreement. In the event of an early termination of this Agreement, Licensee and its sub-licensees shall have the right to use or sell all the Product(s) on hand or in the process of manufacturing at the time of such early termination, provided that Licensee shall be obligated to pay to UM a royalty on such sales as set forth in this Agreement if, at that time there remains in existence any of UM’s Patents covering the transfer of such Product(s) and a royalty or other payment is payable pursuant to the terms of this Agreement. Within thirty (30) days after termination of this Agreement by the UM under Article 9.2 or by Licensee without Cause under Article 9.4, Licensee agrees:

(a)  to provide UM with copies of all results of research, development and marketing studies pertaining to the Products and Licensed Technology controlled by Licensee, its Affiliates or sublicencees;

 (b)  to provide UM an electronic and paper copy of any IND, NDA and any other documents and correspondence related to the Licensed Technology and Product(s) between Licensee and the Food and Drug Administration and other domestic and foreign government agencies controlled by Licensee, its Affiliates or sublicencees; and

(c)	to provide UM with an electronic and paper copy of any and all patent and trademark documents and correspondence related to the Licensed Technology and Product(s) between Licensee and the U.S. Patent Office and foreign government equivalents to the extent owned by Licensee, its Affiliates, or sublicencees.

(d) that UM shall own all right, title and interest in said research, development and marketing results as well as regulatory and intellectual property related applications submitted to all government agencies that is owned by Licensee, its Affiliates, or sub-licensees.  Licensee, its Affiliates or sub-licensees shall assign all such patents owned by Licensee, its Affiliates or sub-licensees in which UM is not an inventor to UM.

(e)  to perform all acts deemed necessary or desirable by UM to permit and assist it, at UM’s expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing UM’s ownership rights and/or any assignment with respect to inventions and patents to be assigned to UM pursuant to this Section 9.5 in any and all countries.  Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.  Upon termination, Licensee, its Affiliates and sub-licensees herby irrevocably designates and appoints UM and its duly authorized officers and agents, as its agents and attorneys-in-fact to act for and in its behalf and instead of Licensee, its Affiliates and sub-licensees, to execute and file any documents and to do all other lawfully permitted acts to further the foregoing purposes with the same legal force and effect as if executed by Licensee, its Affiliates and sub-licensees.

9.6	Provisions Surviving Termination. Licensee’s obligation to pay any royalties accrued but unpaid prior to termination of this Agreement shall survive such termination. Licensee shall owe UM royalties on sales when Licensee has received payments from a sub-licensee or Affiliate. In addition, all provisions required to interpret the rights and obligations of the parties arising prior to the termination date shall survive expiration or termination of this Agreement.

ARTICLE 10
MISCELLANEOUS

10.1	Assignment. This Agreement and the rights and benefits conferred upon Licensee hereunder may not be transferred or assigned to any Person, directly or by merger, by sale or assignment of membership interests in Licensee, or by other operation of law, without the express written permission of UM, which permission will not be unreasonably withheld. Notwithstanding the requirement set forth in the preceding sentence, Licensee may assign or transfer its interests in this Agreement without written permission from UM in the following circumstances:

(a)	an assignment in connection with the sale or transfer of all or substantially all of Licensee’s assets which relate to the development or use of the Licensed Technology or a Product(s) provided that the buyer or transferee is at least as financially stable as Licensee and following the sale or transfer would be as capable of performing its obligations under this Agreement as Licensee would be; or

(b)	an assignment by Licensee to an Affiliate of Licensee; or

(c)	an assignment of a security interest in this Agreement as a part of a security interest in all or substantially all of the Licensee’s assets which relate to the Licensed Technology. or a Product(s).

Any prohibited assignment of this Agreement or the rights hereunder shall be null and void.  No assignment shall relieve Licensee of responsibility for the performance of any accrued obligations which it has prior to such assignment.  This Agreement shall inure to the benefit of permitted assigns of Licensee.

10.2	No Waiver. A waiver by either party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

10.3	Independent Contractor. Nothing herein shall be deemed to establish a relationship of principal and agent between UM and Licensee, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as constituting UM and Licensee as partners, or as creating any other form of legal association or arrangement which could impose liability upon one party for the act or failure to act of the other party. No employees or staff of UM shall be entitled to any benefits applicable to employees of Licensee. Neither party shall be bound by the acts or conduct of the other party.

10.4	Notices. Any notice under this Agreement shall be sufficiently given if sent in writing by prepaid, first class, certified or registered mail, return receipt requested, addressed as follows:

if to UM, to:

University of Mississippi
P.O. Box 1848
100 Barr Hall
University, MS 38677
Attention: Dr. Walter G. Chambliss
Director of Technology Management

if to Licensee, to:

Nemus
16133 Ventura Blvd.
7th Floor, Encino, CA 91436
Attention:  Brian Murphy
CEO

or to such other addresses as may be designated from time to time by notice given in accordance with the terms of this Article.

10.5	Entire Agreement. This Agreement, together with the attachments hereto, embodies the entire understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This Agreement may not be modified or varied except by a written document signed by duly authorized representatives of both parties.

10.6	Severability. In the event that any provision of this Agreement shall be held to be unenforceable, invalid or in contravention of applicable law, such provision shall be of no effect, the remaining portions of this Agreement shall continue in full force and effect, and the parties shall negotiate in good faith to replace such provision with a provision which effects to the extent possible the original intent of such provision.

10.7	Force Majeure. In the event that either party’s performance of its obligations under this Agreement shall be prevented by any cause beyond its reasonable control, including without limitation acts of God, acts of government, shortage of material, accident, fire, delay or other disaster, provided that the effected party shall have used its reasonable best efforts to avoid or remove the cause of such nonperformance and to minimize the duration and negative affect of such nonperformance, then such effected party’s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence. The affected party shall continue performance under this Agreement using its best efforts as soon as such cause is removed.

10.8	Headings. Any headings and captions used in this Agreement are for convenience of reference only and shall not affect its construction or interpretation.

10.9	No Third Party Benefits. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

10.10	Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Mississippi, excluding such state’s rules relating to conflicts of laws, and its form, execution, validity, construction and effect shall be determined in accordance with such internal laws.

10.11	Counterparts. This Agreement shall become binding when any one or more counterparts hereof,individually or taken together, shall bear the signatures of each of the parties hereto. ThisAgreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

10.12	Resolution of Disputes. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or to any breach hereof, the parties shall attempt first to resolve the dispute by good faith negotiation. If the parties are unable to reach agreement by negotiating in good faith within sixty (60) days of written assertion of a claim, they agree to try to settle the dispute by nonbinding mediation in accordance with the mediation rules of the American Arbitration Association (“AAA”). Such nonbinding mediation shall be undertaken on a confidential basis and shall take place in Oxford, Mississippi, unless the parties agree to an alternative location.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

UNIVERSITY OF MISSISSIPPI

/s/ WALTER G. CHAMBLISS	12/14/15
Walter G. Chambliss, Ph.D.	Date
Director of Technology Management, Office of Research & Sponsored Programs

Acknowledged by:

/s/ LARRY A. WALKER	12/16/15
Larry A. Walker, Ph.D.	Date
Director, National Center for Natural Products Research

/s/ DAVID D. ALLEN	12/17/15
David D. Allen, Ph.D.	Date
Dean, School of Pharmacy
Executive Director, Research Institute of Pharmaceutical Sciences

NEMUS BIOSCIENCE

/s/ BRIAN MURPHY	12/14/15
Brian Murphy, M.D.	Date
Chief Executive Officer

APPENDIX A

PATENTS

Pending filing of a provisional patent application.  Working Title:  “Cannabidiol prodrugs with improved bioavailability”.

APPENDIX B
DEVELOPMENT PLAN

APPENDIX C
UM RESPONSIBILITIES FOR KEEPING LICENSEE INFORMED

 The Division of Technology Management (“DTM”) at UM is responsible for managing the patent prosecution process for the Licensed Technology.  The following procedure will be followed:
1.	Outside Patent Counsel (“OPC”) will notify DTM when an office action is received from the United States Patent and Trademark Office “USPTO”) or foreign counterpart and send a copy to DTM. If the office action is straightforward (e.g. very similar to a previously submitted response in another country or minor claim changes to be consistent with patent law), DTM will ask patent counsel to draft a response/amendment for review by DTM and Licensee. DTM will send a copy of the office action to Licensee and to the Principal Investigator(s) at UM. If the office action requires a strategic discussion, DTM will schedule a conference call between Licensee (and Licensee’s counsel if desired), DTM, the PI(s) and OPC. At any time, regardless of the complexity of the office action, Licensee may request a conference call to discuss the pending office action and DTM will set one up. The same procedures are used when dealing with prosecution timelines and deadlines (including but not limited to 30/31 national entries on PCT applications and claim amendments following Search Reports).
2.	OPC will send a “final” draft version of the response/amendment to DTM for review/approval. DTM will forward it to Licensee and the PI(s) and ask for comments. This generally requires a quick turnaround time (e.g. 24 to 48 hours) depending on how many drafts have been exchanged.
3.	OPC will file the response/amendment and send DTM a copy of the filed document. DTM will forward the document to Licensee and the PI(s).
4.	Improvements to the patented pending technology will be documented in accordance with UM’s Patent and Invention Policy by researchers using DTMs Research Disclosure Form. DTM will send a copy of the Research Disclosure Form to Licensee if Licensee has not already reviewed the disclosure. The disclosure will be sent to OPC for review and a conference call will be set up with DTM, Licensee (and Licensee’s counsel if desired), the PI(s) (and other researchers as appropriate) and the OPC to discuss strategies of incorporating the Improvement.
5.	When OPC receives a notice of allowance for the pending claims, OPC will send the notice to DTM. DTM will forward the notice to Licensee, and the PI(s). DTM will ask Licensee and the PI(s) if there are any Improvements that need to be considered for incorporation before the patent issues (typically 3 to 6 weeks). DTM will ask Licensee and the PI if the issue fee should be paid or if the claims should be further amended.
6.	DTM will send Licensee a monthly IP report, usually the first week of every month, detailing all issued and pending patents. The report will include a status item for every docket as well as timeline for any pending deadlines with a countries patent office. Estimates for each action item will be included if they are available from OPC.

In all of the above, the final prosecution decisions rest with DTM, however the wishes of Licensee and the PI(s) are taken seriously.  In addition Licensee is advised that on occasion the OPC (no matter which OPC DTM uses) will fail to provide DTM with timely notice of actions needed during prosecution negating some of the above steps.  In such cases DTM will notify Licensee and the PIs of the situation and respond as needed to meet required deadlines.

APPENDIX D
Example Sales and Royalty Report

Licensee:  _________________________           UM Agreement ID: _______________________________

Period Covered: ____________________   through ___________________________

Prepared by: _______________________                               Date: _________________________________
                          (Company Representative)

Approved by: ______________________                              Date: _________________________________
                          (Company Representative)

If license agreement covers several major product lines, please prepare a separate report for each line.  Then combine all product lines into a summary report.

Report Type:                       □    Single Product or Process Line Report: ________________________________
                                                                                                                                              (product name)

                                            □    Multiproduct Summary Report, Page ____ of ____

Other Compensation:          □    Annual Payments, milestones, or other fees & compensation

Details: ___________________________________

Amount Due: ______________________________

                                             □      No Compensation of Royalty Due this Period

                                                      Reason: ____________________________

Country	Quantity Produced	Quantity Sold	Gross Sales ($)	*Net Sales ($)	Royalty Rate	Conversion Rate (if applicable)	Royalty Due this Period
USA
Canada
Japan
Other:

TOTAL:
* To calculate net sales, use the following space to list separately the specific types of allowed deductions under the license agreement and the corresponding amounts: ________________________________________________________________________________________________

Then calculate the final Net Sales amount by subtracting these amounts from Gross Sales, and note in the column above.